Agreement on Transfer the Shares as Collateral
                       (przewlaszczenie na zabezpieczenie)


This Agreement is entered into this 23 day of May, 1997, by and between:


1. QPQ Corporation, with its registered office in 7777 Glades Road, Suite 213, Boca Raton, Florida 33139, USA (hereinafter referred to as QPQ), duly represented by Larry Rutstein

and

2. International Fast Food Corporation, with its registered office in 1000 Lincoln Road, Suite 200, Miami Beach, Florida 33139, USA (hereinafter referred to as IFFC), duly represented by Mitchell Rubinson.

                                    Recitals:

1. QPQ, IFFC and Pizza King Polska Sp. z o.o. have entered into Undertaking and Loan Agreement of May 23, 1997 (hereinafter referred to as the Loan Agreement).

2. QPQ owns shares in the company Pizza King Polska Sp. z o.o. and is willing to transfer them to IFFC to secure its rights resulting from the Loan Agreement.

Now it is hereby agreed as follows:

ss.1.  QPQ represents and declares that:

1) It owns 41,258 shares of a value of PLN 148.49 each (hereinafter referred to as the Shares), in the company Pizza King Polska Sp. z o.o., a limited liability company having its registered office in Warsaw, Poland, entered into commercial register kept by the District Court for the city of Warsaw under No. RHB 34669 (hereinafter referred to as the Company).

2) The Company is duly organized and validly existing, with full corporate power and authority to conduct its business.

3) There are no governmental or corporate permits or consents needed for the transfer of Shares by QPQ.

4)    One Share entitles its holder to one vote at the shareholders' meetings.

5)    The Shares are fully paid and clear of any claims and encumbrances.

ss.2.  IFFC represents and warrants:

1) It is acting solely for itself and for no other person, firm, partnership, corporation or entity in executing this Agreement.

2) It is not prevented by any law or by any provisions of any contract, indenture, or other instrument from acquiring the Shares as contemplated by this Agreement.

ss.3.1. QPQ hereby transfers to IFFC and IFFC hereby acquires 41,258 Shares of a total value of PLN 6,126,400.42, with 41,258 votes, to secure its rights resulting from the Loan Agreement.

ss.3.2. The transfer of ownership of the Shares back to QPQ shall occur upon full repayment of all loans with interest and shall be made pursuant to separate transfer agreement. In case of Event of Default (as defined in the Loan Agreement) IFFC shall automatically be released from the obligation to transfer the Shares back to QPQ and shall have the right to apply the Shares against the sums due under the Loan Agreement (or any loan agreement entered pursuant to the Loan Agreement) in the way described in the Loan Agreement.

ss.4. Acquisition of the Shares shall be notified by the parties to this Agreement to the Management Board of the Company in order for the Management Board to comply with the obligation arising out of Article 188ss.1 and 3 of the Polish Commercial Code.

ss.5. This Agreement is subject to the laws of Poland. If any disputes between the parties arise out of, or in relation to, this Agreement, the parties shall always use their best efforts to reach an amicable settlement. Any disputes which cannot be resolved amicably by the parties shall be submitted for settlement to the Arbitration Court in the Polish Chamber of Commerce (Sad Arbitrazowy przy Krojowez lzbie Gospodarczej) in Warsaw, in accordance with the rules of the said Court.

ss.6. IFFC declares and assures that it shall keep confidential any information obtained from QPQ or the Company, concerning the Company, its properties, operations and business.

ss.7. This Agreement has been executed, as of the date first above written, in 2 copies, and each demand to be an original.



QPQ Corporation                           International Fast Food Corporation

 /s/ C. Lawrence Rutstein                  /s/ Mitchell Rubinson
------------------------------            -----------------------------------
Larry Rutstein                            Mitchell Rubinson
Title:                                    Title:


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